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                                                                 EXHIBIT (10)-18

                    EMPLOYMENT AGREEMENT STANDSTILL AGREEMENT

      This Employment Agreement Standstill Agreement ("Standstill Agreement") is entered into as of January 24, 2005, by and among The Banc Corporation, a Delaware corporation (the "Corporation"), The Bank, an Alabama banking corporation and wholly-owned subsidiary of the Company (the "Bank"), and David
R. Carter an individual resident of Alabama (the "Executive").

      Whereas each of the Executive, the Bank and the Corporation is a party to that Employment Agreement (the "Employment Agreement") made as of the 19th day of September, 2000, which Agreement is attached hereto as Exhibit A.

      Whereas the Corporation acknowledges that it is making certain management changes that give rise to the Executive's rights under Section 4 (a)(iv) and 4( c ) of the Employment Agreement.

      Whereas Executive is willing to continue to serve the Corporation as Executive Vice President and Chief Financial Officer, pursuant to the Employment Agreement, subject to this Standstill Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. The Employment Agreement shall remain in full force and effect entitling the Executive to all of the rights, payments, privileges and benefits under the Employment Agreement, which will not be modified or changed in any way without Executive's written consent, except as set forth herein. The Executive shall continue to serve as Executive Vice President and Chief Financial Officer of the Corporation under the Employment Agreement.

      2. On or before the first anniversary of this Standstill Agreement, Executive and the Corporation will discuss Executive's continued employment relationship with the Corporation.

      3. At anytime following the first anniversary of this Standstill Agreement, in his sole discretion, for any reason, or even for no reason, the Executive may terminate his employment under the Employment Agreement pursuant to Section 4(a)(iv) of the Employment Agreement by delivering a Notice of Termination specifying only the effective date of termination and Executive will be entitled to, and the Corporation and the Bank expressly acknowledge and agree that Executive shall be due and the Corporation and the Bank will cause the Executive to receive, all rights, payments,

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privileges and benefits under the Employment Agreement, specifically including, but not limited to, those included in Sections 4 (c), (d) and (e) of the Employment Agreement.

      4. Except as specifically modified by this Standstill Agreement, all terms and conditions of the Employment Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the Company has caused this Standstill Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Standstill Agreement, effective as of the date first above written.

                                                   THE BANK

                                By: /s/F. Hampton McFadden, Jr.
                                ____________________________________

                                Name: F. Hampton McFadden, Jr.
                                _____________________________

                                Its:Executive Vice President and General Counsel
                                ________________________________________________

                                         THE BANC CORPORATION

                                By: /s/ Michael E. Stephens
                                ____________________________________

                                Name: Michael E. Stephens, as
                                      Chairman of the Compensation
                                      Committee of the Board of Directors
ATTEST:

/s/ Deborah R. Peoples
________________________________
Corporate Secretary

(CORPORATE SEAL)

                                     EXECUTIVE:

                                     /s/ David R. Carter
                                     ______________________________________
                                             David R. Carter